Stikeman Elliott LLP Barristers & Solicitors 199 Bay Street Suite 5300, Commerce Court West Toronto, ON M5L 1B9 Canada Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

January 7, 2026

Largo Inc.

1 First Canadian Place

100 King Street West, Suite 1600

Toronto, Ontario

M5X 1G5, Canada

Dear Sirs/Mesdames:

Re: Registration of 7,061,739 common shares of Largo Inc.

We have acted as Ontario counsel to Largo Inc. (the "Corporation"), a corporation existing under the Business Corporations Act (Ontario), in connection with the registration of 7,061,739 common shares in the capital of the Corporation (the "Registration Shares"), issuable pursuant to the Corporation's amended and restated share compensation plan (the "Share Compensation Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") filed on January 7, 2026, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

We have examined the Registration Statement, the Share Compensation Plan and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

We are qualified to carry on the practice of law in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any person other than the addressee to rely on our opinion.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, the Registration Shares have been duly authorized and reserved for issuance pursuant to the Share Compensation Plan and when issued in accordance with the terms of the Share Compensation Plan, the Registration Shares will be validly issued as fully paid and non-assessable.

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This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Corporation, the Registration Statement or the Registration Shares. We express no opinion as to the adequacy of any consideration received by the Corporation. Our opinion as to the issuance of the Registration Shares as fully paid and non-assessable is based on the assumption that all required consideration (in whatever form) has been or will be paid or provided. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the SEC. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,

/s/ Stikeman Elliott LLP